SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 3, 2015
SQN AIF IV, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-184550	36-4740732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 28th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 422-2166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 3, 2015, SQN AIF IV GP, LLC, as general partner (“General Partner”) of SQN AIF IV, L.P. (“Fund IV”), received the approval of Limited Partners owning a majority of the aggregate outstanding Units to amend Fund IV’s Amended and Restated Agreement of Limited Partnership in order to increase the maximum duration of Fund IV’s offering period from two to three years, subject to Fund IV’s earlier sale of the maximum offering of 200,000 Units or the earlier termination of the offering by the General Partner (the “Amendment”). As of March 3, 2015, an aggregate of 30,216.45333 Units were outstanding and the General Partner had received approval of Limited Partners owning an aggregate of 15,444.67256 Units to adopt the Amendment.

After receiving the consent of Limited Partners owning a majority of the aggregate outstanding Units, the General Partner adopted the Amendment on March 3, 2015. A copy of the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	SQN AIF IV, L.P.

	By:	SQN AIF IV GP, LLC,
its General Partner

		By:	/s/ JEREMIAH J. SILKOWSKI
Jeremiah J. Silkowski President and Chief Executive Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

99.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership